Exhibit 10.56

                              Stock Purchase and Shareholders Agreement - Page 1


              CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
                     ITH SECURITIES AND EXCHANGE COMMISSION
                         ASTERISKS DENOTE SUCH OMISSION

                    STOCK PURCHASE AND SHAREHOLDERS AGREEMENT


     This STOCK PURCHASE AND SHAREHOLDERS AGREEMENT (the "AGREEMENT") is dated as of October 22, 2003 and is by and among NORTEC DEVELOPMENT ASSOCIATES, INC. (the "CORPORATION"), a New Jersey corporation with an office at 100 Spear Road, Ramsey, New Jersey 07446 and NORTEC HOLDING LLC ("HOLDING"), a Delaware limited liability Corporation with an office at 100 Spear Road, Ramsey, New Jersey
07446, on the one hand, and PAR PHARMACEUTICAL, INC. ("PAR"), a Delaware corporation with an office at 300 Tice Boulevard, Woodcliff Lake, New Jersey 07677, on the other hand.

                              ARTICLE 1: BACKGROUND

     1(a) The Corporation is in the business of developing pharmaceutical products, including products utilizing the proprietary so-called "CPS Technology". As of the date of this Agreement and in conjunction with this Agreement, the Corporation and Par are entering into a Product Development and Patent License Agreement pursuant to which (among other things) the Corporation will develop pharmaceutical products for Par.

     1(b) Holding is currently the sole shareholder of the Corporation. Par is interested in subscribing for a total of one-half of the shares of a new class of capital stock to be authorized and issued by the Corporation whose holders will be entitled to certain profits derived from the Corporation's activities under the Product Development and Patent License Agreement. Par is also interested thereafter in purchasing from Holding all of the remaining issued and outstanding shares of capital stock of the Corporation.

     1(c) The Corporation, Par and Holding have agreed to enter into this Agreement to set forth their agreement regarding Par's subscribing for those newly-issued shares of capital stock and Par's eventual purchase of all of the Corporation's remaining shares of capital stock from Holding. In addition, Par and Holding have agreed to certain arrangements regarding the management of the Corporation, to certain restrictions on the transfer of shares of capital stock of the Corporation, and to certain covenants and obligations following Par's purchase of all of the Corporations shares. In consideration of the mutual agreements set forth in this Agreement, the Corporation, Par and Holding hereby agree to the provisions of this Agreement.

                             ARTICLE 2: DEFINITIONS

     The following terms shall have the following meanings when used in this Agreement.

                              Stock Purchase and Shareholders Agreement - Page 2

              CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
                     ITH SECURITIES AND EXCHANGE COMMISSION
                         ASTERISKS DENOTE SUCH OMISSION

     2(a)"AFFILIATE" with respect to any party means any person, entity or organization which either directly or indirectly controls, is controlled by, or is under common control with that party. For these purposes, the term "control" by a person, entity or organization means possession by that person, entity or organization of the power to direct, or cause the direction of, such other applicable entity or organization.

     2(b)"KNOWLEDGE "shall mean the actual knowledge (not knowledge that is imputed, implied or otherwise deemed known, including without limitation as a matter of public records) of the respective party, in each case without any inquiry or investigation.

     2(c) "MAJOR DECISION" is defined in Section 9(c) below.

     2(d) "MATERIAL ADVERSE EFFECT" means an event or condition which both (A) has a material adverse effect on the operations, assets, or financial condition of Holding, taken as a whole, but without taking into account any effect resulting from changes in conditions (including economic conditions, or Federal, state or local governmental actions, legislation or regulations) that are applicable to the economy or the industry in which Holding is engaged on a national, regional, state or local basis or any changes in technology affecting Holding's business and (B) results in a new liability (or an increase in an existing liability) of Nortec in an amount at least equal to US$100,000.

     2(e) "NORTEC'S CORE BUSINESS" means the business of the Corporation arising out of, or relating to, the activities of the Corporation undertaken pursuant to the Product Development Agreement or either of the Two Existing Agreements.

     2(f) "PATENT LICENSE AGREEMENT" means the Amended and Restated Patent License Agreement, dated as of the date of this Agreement, between the Corporation and CPS Orocel LLC.

     2(g) "PRODUCT DEVELOPMENT AGREEMENT" means the Product Development and Patent License Agreement, dated as of the date of this Agreement, between the Corporation and Par.

     2(h) "PLEDGE" means any pledge, hypothecation or any other manner of encumbrance or the entry into any agreement or the creation of any arrangement that might result in any of the foregoing.

     2(i) "SERIES A SHARES" is defined in Section 3(b)(1) below.

     2(j) "SERIES B SHARES" is defined in Section 3(b)(1) below.

     2(k)  "SHARES"  means  collectively  the  Series A Shares  and the Series B
Shares.

                              Stock Purchase and Shareholders Agreement - Page 3

              CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
                     ITH SECURITIES AND EXCHANGE COMMISSION
                         ASTERISKS DENOTE SUCH OMISSION


     2(l) "TRANSFER" means any sale, assignment, conveyance, donation, transfer, any other manner of disposition, or the entry into any agreement or the creation of any arrangement that might result in any of the foregoing.

     2(m)"TWO EXISTING AGREEMENTS" means collectively (1) the Patent and Know How License Agreement, dated as of May 24, 2002, between Par and the Corporation relating to the development, manufacture and sale of a ******** ******* ********** product and (2) the Patent and Know How License Agreement, dated as of June 14, 2002, between Par and the Corporation relating to the development, manufacture and sale of a ********* ******* *********** product.

                       ARTICLE 3: THE CORPORATION'S SHARES

     3(a) As of the date of this Agreement, the total number of shares of capital stock which the Corporation is authorized to issue is 150,000 shares of Series A Common Stock and 50,000 shares of Series B Common Stock. As of the date of this Agreement, 90,000 shares of the Corporation's Series A Common Stock have been issued and all of these shares are owned by Holding, and there are no other issued and outstanding shares of Series A Common Stock or Series B Common Stock. Par hereby acknowledges that it has reviewed a copy of the Certificate of Incorporation of the Corporation, in effect as of the date of this Agreement, setting forth the preferences, voting powers, qualifications, and special or relative rights or privileges of the Series A Common Stock and Series B Common Stock.

     3(b) Within fifteen business days after the execution and delivery of this Agreement, Holding shall cause the Certificate of Incorporation of the
Corporation to be amended so that it will be in the form of the Restated Certificate of Incorporation which is attached to this Agreement as Exhibit A. Among other things, that Restated Certificate of Incorporation will effect the following changes:

     (1) The number of shares of capital stock which the Corporation will be authorized to issue will be 150,000 shares of shares of Series A Common Stock and 50,000 shares of Series B Common Stock. The relative rights and obligations of the holders of the Series A Common Stock and the holders of the Series B Common Stock shall be as set forth in the attached Exhibit A. The shares of Series A Common Stock and the shares of the Series B Common Stock, after making the changes in the Corporation's Certificate of Incorporation as described in this Article 3, are referred to respectively as the "SERIES A SHARES" and the "SERIES B SHARES".

        (2) The holders of the Series A Shares will have the sole right to receive (as dividends, distributions, liquidating distributions, or otherwise) all Series A Profits (as that term is defined below). Upon the request of the

                              Stock Purchase and Shareholders Agreement - Page 4

              CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
                     ITH SECURITIES AND EXCHANGE COMMISSION
                         ASTERISKS DENOTE SUCH OMISSION

holder of Series A Shares, the Corporation hereby agrees to promptly distribute to the holder of Series A Shares the proportionate share of such

Series A Profits to which such holder is entitled under this Agreement in such reasonable fashion as such holder may request.

        (3) The holders of the Series B Shares will have the sole right to receive (as dividends, distributions, liquidating distributions, or otherwise) all Series B Profits (as that term is defined below). Upon the request of a holder of Series B Shares, the Corporation hereby agrees to promptly distribute to such holder of Series B Shares, the proportionate share of such Series B Profits to which such holder is entitled under this Agreement in such reasonable fashion as such holder may request.

        (4) The voting rights of the holders of the Series A Shares shall be identical (on a share-for-share basis) with the voting rights of the holders of the Series B Shares. In other words, each Series A Share and each Series B share shall entitle the holder of each such share to cast one vote at all meetings of the shareholders and all written consents in lieu of shareholder meetings.

        (5) Except as otherwise described in this Article 3, all other rights of the holders of the Series A Shares shall be identical (on a share-for-share basis) with all other rights of the holders of the Series B Shares.

        (6) The 90,000 shares of the Corporation's Series A Common Stock which are owned by Holding on the date of this Agreement shall be converted into 100 Series A Shares and 10,000 Series B Shares all of which shall be owned by Holding.

     3(c)For the purposes of this Article 3, the following terms shall have the following meanings:

        (1) "SERIES A PROFITS" means the net profits earned by the Corporation arising out of all of the Corporation's activities, INCLUDING the activities conducted under the Two Existing Agreements, but EXCLUDING all of the Corporation's activities conducted under the Product Development Agreement, and after taking into account (deducting) all of the Corporation's expenses other than those specifically described in Section 3(c)(2). Such net profits shall be determined in accordance with generally accepted accounting principles consistently applied and shall be calculated by the Corporation's regularly engaged independent certified public accountants, which calculation shall be conclusive, absent manifest error. Without limiting the foregoing, such net profits shall reflect the effect of all expenses attributable to the Corporation's activities conducted under the Two Existing License Agreements, including any royalties and other payments due to CPS Orocel LLC and any payments due to Glatt Air Techniques, Inc. and any corporate income taxes attributable to those activities.

                              Stock Purchase and Shareholders Agreement - Page 5

              CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
                     ITH SECURITIES AND EXCHANGE COMMISSION
                         ASTERISKS DENOTE SUCH OMISSION


        (2) "SERIES B PROFITS" means all revenue earned by the Corporation arising solely out of the Corporation's activities conducted under the Product Development Agreement and after taking into account (deducting) royalties due to CPS Orocel LLC in the amount of sixty percent (60%) of the royalties received by the Corporation under the Product Development Agreement.


                   ARTICLE 4: SUBSCRIPTION FOR SERIES B SHARES

        4(a) SUBSCRIPTION FOR NEW SHARES. Subject to and in reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, Par shall purchase from the Corporation, and the Corporation shall issue and sell to Par, a total of 10,000 Series B Shares, as provided in this Article 4. The purchase and sale shall take place at a series of four closings (the "SERIES B CLOSINGS") at such prices and on such dates as described in sections 4 (b),
(c), (d), and (e) below, and at such places and times as may be mutually agreed upon by the parties.

        4(b) FIRST SERIES B CLOSING. The Corporation shall issue and sell to Par, and Par shall purchase from the Corporation, one thousand four hundred twenty-eight (1,428) shares of Series B Shares on October 16, 2005, so that, after the issuance of such shares, Par will own (approximately) 12.5% of all of the Series B Shares which are issued and outstanding at that time. The total purchase (subscription) price for those 1,428 Series B Shares shall be one million United States Dollars (US$1,000,000.00).

        4(c) SECOND SERIES B CLOSING. The Corporation shall issue and sell to Par, and Par shall purchase from the Corporation, one thousand nine hundred five (1,905) shares of Series B Shares on April 16, 2006, so that, after the issuance of such shares, Par will own a total of 3,333 Series B Shares, representing (approximately) 25% of all of the Series B Shares which are issued and outstanding at that time. The total purchase (subscription) price for those
1,905 Series B Shares shall be one million United States Dollars (US$1,000,000.00).

        4(d) THIRD SERIES B CLOSING. The Corporation shall issue and sell to Par, and Par shall purchase from the Corporation, two thousand six hundred sixty-seven (2,667) shares of Series B Shares on October 16, 2006, so that, after the issuance of such shares, Par will own a total of 6,000 Series B Shares, representing 37.5% of all of the Series B Shares which are issued and outstanding at that time. The total purchase (subscription) price for those
2,667 Series B Shares shall be one million United States Dollars (US$1,000,000.00).

        4(e) FOURTH SERIES B CLOSING. The Corporation shall issue and sell to Par, and Par shall purchase from the Corporation, four thousand (4,000) shares of Series B Shares on April 16,

                              Stock Purchase and Shareholders Agreement - Page 6

              CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
                     ITH SECURITIES AND EXCHANGE COMMISSION
                         ASTERISKS DENOTE SUCH OMISSION


2007, so that, after the issuance of such shares, Par will own a total of 10,000 Series B Shares, representing 50% of all of the Series B Shares which are issued and outstanding at that time.

The total purchase (subscription) price for those 4,000 Series B Shares shall be one million United States Dollars (US$1,000,000.00).

     4(f) At each Series B Closing, the Corporation will issue and deliver certificates evidencing the Series B Shares to be sold at such Closing to Par against payment of the full purchase price therefore by wire transfer of immediately available funds to an account designated by the Corporation.

     4(g) The Corporation shall at all times reserve for issuance to Par the number of authorized but unissued Series B Shares that the Corporation has agreed to issue to Par pursuant to this Article 4.

     4(h) The Corporation and Holding shall at all times (until the termination of this Agreement pursuant to Article 8 below) and from time to time provide to Par all information that is reasonably requested by Par relating to Nortec and the business of Nortec, including without limitation all such information relating to Nortec's assets, liabilities and financial condition. The providing of that information by the Corporation and/or Holding shall not constitute a representation or warranty as to the accuracy or completeness of any of that information, and neither the Corporation nor Holding is making, or will be deemed to be making, any representation or warranty concerning any of that information, except as may be specifically provided in Article 11 below.

                              Stock Purchase and Shareholders Agreement - Page 7

              CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
                     ITH SECURITIES AND EXCHANGE COMMISSION
                         ASTERISKS DENOTE SUCH OMISSION

                     ARTICLE 5: PURCHASE OF HOLDING'S SHARES

     Subject to and in reliance upon the representations, warranties, covenants, terms and conditions of this Agreement Par shall purchase from Holding, and Holding shall transfer and sell to Par on October 16, 2007 all of the Series A Shares and all of the Series B Shares which Holding owns at that time, which shall constitute all of the issued and outstanding shares of capital stock of the Corporation as of such date, other than shares of capital stock of the Corporation owned by Par. The purchase price for all of those shares shall be eleven million United States Dollars (US$11,000,000.00). The closing (the "FINAL CLOSING") for the purchase of such Shares shall take place on October 16, 2007, or on such other date within ten business days either before or after October 16, 2007 as may be mutually agreed by Par and Holding and at such place and time as may be mutually agreed upon by Par and Holding. At the Final Closing, Holding shall deliver to Par the original stock certificates representing all of those shares, along with a duly executed stock power effective to transfer such shares to Par, and Par shall pay the purchase price for those shares by the wire transfer of immediately available funds to an account designated by Holding. At the Final Closing, Holding shall deliver or cause to be delivered to Par the original books and records of the Corporation, including the minute book, stock transfer ledger and corporate seal, and resignations of all of the officers and directors of the Corporation, other than any officers and directors who are nominees of, or were elected at the request of, Par.


  ARTICLE 6: SPECIAL CONDITIONS TO THE SUBSCRIPTION FOR AND PURCHASE OF SHARES

     6(a) Under Section 3.2 of each of the Two Existing Agreements, Par is required to pay certain royalties to the Corporation based on sales of the products that are developed by the Corporation under the Two Existing Agreements (referred to here as the "PAR-1 ROYALTIES"). The Corporation hereby represents and warrants that the Corporation is then required, pursuant to the Patent License Agreement , to pay to CPS Orocel LLC royalties (referred to here as the "CPS-1 ROYALTIES") equal to **% of the Par-1 Royalties. Notwithstanding the purchase by Par of all of the Series A Shares and Series B Shares owned by Holding, as of and following the Final Closing Par shall thereafter on a going forward basis for such period of time that such applicable Par-1 Royalties are due and payable under each of the Two Existing Agreements, continue to pay all of the Par-1 Royalties as provided in the Two Existing Agreements except that
(1) Par shall pay **% of the Par-1 Royalties directly to CPS Orocel LLC ("CPS OROCEL") (rather than to the Corporation), (2) Par shall pay **% of the Par-1 Royalties directly to Holding (rather than to the Corporation), (3) the Corporation shall not have any obligation to pay the CPS-1 Royalties to CPS
Orocel as long as Par is making those payments of the Par-1 Royalties to CPS Orocel, and (4) Par shall assume all of the Corporation's obligations under the

                              Stock Purchase and Shareholders Agreement - Page 8

              CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
                     ITH SECURITIES AND EXCHANGE COMMISSION
                         ASTERISKS DENOTE SUCH OMISSION


Patent License Agreement to the extent those obligations relate to those products developed under the Two Existing Agreements.

     6(b) Under Section 5(c) of the Product Development Agreement, Par is required to pay certain royalties to the Corporation based on sales of the products that are initiated for development by the Corporation under the Product Development Agreement prior to October 16, 2007 (referred to here as the "PAR-2 ROYALTIES"). The Corporation hereby represents and warrants that the Corporation is then required, pursuant to the Patent License Agreement to pay to CPS Orocel LLC royalties (referred to here as the "CPS-2 ROYALTIES") equal to **% of the Par-2 Royalties. As a result of the purchase by Par of all of the Series A Shares and Series B Shares owned by Holding, as of and following the Final Closing Par shall thereafter on a going forward basis for the period of time that such applicable Par-2 Royalties are due and payable under the Product Development Agreement, continue to pay all of the Par-2 Royalties as provided in the Product Development Agreement except that (1) Par shall pay **% of the Par-2 Royalties directly to CPS Orocel (rather than to the Corporation), (2) Par shall pay **% of the Par-2 Royalties directly to Holding (rather than to the Corporation), (3) the Corporation shall not have any obligation to pay the CPS-2 Royalties to CPS Orocel as long as Par is making those payments of the Par-2 Royalties to CPS Orocel, and (4) Par shall assume all of the Corporation's obligations under the Patent License Agreement to the extent those obligations relate to those products that are initiated for development under the Product Development Agreement prior to October 16, 2007.

     6(c) To the extent that additional New Products are initiated for development after October 16, 2007, (1) Par shall pay to CPS Orocel royalties on Par's Net Sales (as defined in the Product Development Agreement), at the same times and otherwise pursuant to the same mechanism set forth in Section 5(c) of the Product Development Agreement, except that the amount of such royalties shall be in an amount equal to ****** percent (**%) of one-half of the royalty rates set forth in Section 5(c) of the Product Development Agreement, (2) the Corporation shall not have any obligation to pay royalties to CPS Orocel with respect to those products, as long as Par is making those royalty payments directly to CPS Orocel, (3) Par shall assume all of the Corporation's obligations under the Patent License Agreement to the extent those obligations relate to those products that are initiated for development under the Product Development Agreement after October 16, 2007, (4) Par shall pay royalties to Ken Olsen personally in the amount of ****** percent (**%) of one-half of the royalty rates set forth in Section 5(c) of the Product Development Agreement, and (5) the Corporation shall not have any further obligation to pay salary or any other employee benefits to Ken Olsen. Such royalty payments to CPS Orocel and Ken Olsen shall be made for a period of fifteen years from the date of final FDA approval to market such New Products in the Territory.

                              Stock Purchase and Shareholders Agreement - Page 9

              CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
                     ITH SECURITIES AND EXCHANGE COMMISSION
                         ASTERISKS DENOTE SUCH OMISSION


     6(d) The Corporation and Holdings hereby represent, warrant and covenant that following the Final Closing all obligations of the Corporation to Kenneth
W. Olsen shall be terminated with the exception of the obligation to pay such royalties to Kenneth W. Olsen as provided under Section 6(c) above. Following the Final Closing the Corporation and Par shall have no further obligations to Kenneth W. Olsen.

     6(e) The Corporation and Holdings hereby represent, warrant and covenant that pursuant to the Patent License Agreement and following the Final Closing, and assuming the obligation by Par of the Corporation's obligations under the Patent License Agreement as contemplated by Sections 6(a), (b) and (c) above, Par shall have a perpetual, irrevocable (assuming compliance by Par with the terms and conditions of the Patent License Agreement), right to make, have made, use, sell, offer for sale, and import products under the CPS Patent Rights and the Know-How as provided in the Patent License Agreement.

     6(f) For the avoidance of doubt, in the event that Par exercises the Rights Termination as provided in Section 8 of the Product Development Agreement, then the provisions of this Article 6 shall not apply.

          ARTICLE 7: CONDITIONS TO THE PARTIES' OBLIGATION TO PURCHASE
                     AND SELL SHARES UNDER ARTICLES 4 AND 5

     The obligation of Par to purchase and pay for the Shares to be purchased by it at each closing described under Articles 4 and 5 (each a "Closing") above is subject to the fulfillment to Par's satisfaction of each of the following conditions as of each Closing date:

     7(a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of the Corporation and/or of Holding, as applicable, set forth in this Agreement shall be true and correct on the date of each Closing.

     7(b) PERFORMANCE. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Corporation and/or Holding, as applicable, at or prior to each Closing shall have been performed or complied with.

     7(c) DOCUMENTATION AT CLOSING. Par shall have received prior to or at each Closing all of the following documents or instruments, or evidence of completion thereof, each in form and substance satisfactory to Par and their counsel:

          (i) A copy of the Certificate of Incorporation of the Corporation, certified by the secretary of state of the State of Delaware as of a date not more than seven (7) business days prior to each Closing date, a copy of the

                             Stock Purchase and Shareholders Agreement - Page 10

              CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
                     ITH SECURITIES AND EXCHANGE COMMISSION
                         ASTERISKS DENOTE SUCH OMISSION

resolutions of the Board of Directors evidencing the authorization for the Restated Certificate of Incorporation attached to this Agreement as Exhibit A, the approval of this Agreement and the issuance of the Shares and the other matters contemplated hereby, a copy of the resolutions of the stockholders of the Corporation evidencing the authorization for the Restated Certificate of Incorporation attached to this Agreement as Exhibit A, and a copy of the Bylaws of the Corporation, all of which shall have been certified by the Secretary of the Corporation to be true, complete and correct in every particular and all resolutions shall not be amended and shall be in full force and effect. Alternatively, at each individual Closing, the Corporation may deliver to Par a certificate, executed by an officer of the Corporation, stating in effect that all of such documents that are required to be delivered to Par at that Closing pursuant to this Section 7(i) are the same as the documents that were previously delivered to Par pursuant to a previous Closing and that such documents are still in force and effect.

          (ii) Certificates of the Secretary of the Corporation and of Holding certifying the names of the officers of the Corporation and Holding authorized to sign this Agreement, the certificates for the applicable Shares, and the other documents, instruments or certificates required to be delivered pursuant to this Agreement by the Corporation and Holding or any of their officers, together with the true signatures of such officers. Alternatively, at each individual Closing, the Corporation and Holding may deliver to Par a certificate, executed by an officer of the Corporation and of Holding, stating in effect that all of such documents that are required to be delivered to Par at that Closing pursuant to this Section 7(ii) are the same as the documents that were previously delivered to Par pursuant to a previous Closing and that such documents are still in force and effect.

          (iii) Certificates of the Presidents of the Corporation and Holding stating that to their Knowledge the representations and warranties of the Corporation and Holding set forth in Article 11 below are true and correct as of the date of the applicable Closing and that to their Knowledge all conditions set forth in this Agreement required to be performed or complied with by it prior to or at that Closing have been performed or complied with by it as of that Closing.

          (iv) The Restated Certificate of Incorporation of the Corporation in the form attached to this Agreement as Exhibit A shall have been filed with the Delaware Secretary of State.

          (v) A Certificate of Good Standing for the Corporation certified by the Secretary of the State of Delaware as of a date not more than seven (7) business days prior to each Closing date. Certificates of good standing with respect to the Corporation, certified by the respective state officer of the states (if any) in which the conduct of the Corporation's business requires it to be licensed or qualified to transact business as a foreign corporation and in good standing, in each case as of a date not more than seven (7) business days prior to each Closing date.

                             Stock Purchase and Shareholders Agreement - Page 11

              CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
                     ITH SECURITIES AND EXCHANGE COMMISSION
                         ASTERISKS DENOTE SUCH OMISSION

     7(e) QUALIFICATIONS. As of each Closing, all authorizations, approvals or permits of or filings with, any governmental authority, including state securities or "Blue Sky" offices, that are required by law in connection with the lawful sale and issuance of the Shares shall have been duly obtained by the Corporation and shall be effective as of each Closing, except for any notice that may be required subsequent to each Closing under applicable state and/or federal securities laws (which, if required, shall be filed on a timely basis).

     7(f) CONSENTS, WAIVERS, ETC. Prior to each Closing, Nortec shall have obtained all consents or waivers, if any, necessary to execute and deliver this Agreement and issue the Shares, and to carry out the transactions contemplated by this Agreement, and all such consents and waivers shall be in full force and effect. All corporate and other action and governmental filings necessary to effectuate the terms of this Agreement, the Shares and other agreements and instruments executed and delivered by Nortec in connection herewith shall have been made or taken, except for any post-sale filing that may be required under federal or state securities laws.

     The obligations of each of the Corporation and Holding to issue and sell the Shares to be issued or sold by it at each closing described under Articles 4 and 5 (each a "Closing") above is subject to the fulfillment to the Corporation's and Holding's satisfaction of each of the following conditions as of each Closing date:

      A. REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of Par set forth in Article 12 of this Agreement shall be true and correct on the date of each Closing.

      B. PERFORMANCE. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by Par at or prior to each Closing shall have been performed or complied with.

      C. DOCUMENTATION AT CLOSING. The Corporation and Holding shall have received prior to or at each Closing all of the following documents or instruments, or evidence of completion thereof, each in form and substance satisfactory to the Corporation and Holding and their counsel:

           (i) A copy of the resolutions of the Board of Directors of Par evidencing the authorization for the execution, delivery and performance of this Agreement and the purchase of the Shares and the other matters contemplated by this Agreement, certified by the Secretary or Assistant Secretary of Par to be true, complete and correct in every particular and all resolutions shall not be amended and shall be in full force and effect. Alternatively, at each individual Closing, Par may

                             Stock Purchase and Shareholders Agreement - Page 12

              CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
                     ITH SECURITIES AND EXCHANGE COMMISSION
                         ASTERISKS DENOTE SUCH OMISSION

deliver to the Corporation and Holding a certificate, executed by an officer of the Corporation, stating in effect that all of such documents that are required to be delivered at that Closing by Par pursuant to this Section 7C(i) are the same as the documents that were previously delivered by Par pursuant to a previous Closing.

            (ii) A certificate of the Secretary or Assistant Secretary of Par certifying the names of the officers of Par authorized to sign this Agreement and the other documents, instruments or certificates required to be delivered pursuant to this Agreement by Par or any of their officers, together with the true signatures of such officers. Alternatively, at each individual Closing, Par may deliver to the Corporation and Holding a certificate, executed by an officer of Par, stating in effect that all of such documents that are required to be delivered at that Closing by Par pursuant to this Section 7C(ii) are the same as the documents that were previously delivered to Par pursuant to a previous Closing.

            (iii) A certificate of a duly authorized officer of Par stating that to his or her actual knowledge the representations and warranties of Par set forth in Article 12 below are true and correct as of the date of the applicable Closing and that to his or her actual knowledge all conditions set forth in this
Article 7 required to be performed or complied with by Par prior to or at that Closing have been performed or complied with by Par as of that Closing.

            (iv) At the first Series B Closing and at the Final Closing, a Certificate of Good Standing for Par certified by the Secretary of the State of Delaware as of a date not more than seven (7) business days prior to the Closing date.

      D. CONSENTS, WAIVERS, ETC. Prior to each Closing, Par shall have obtained all consents or waivers, if any, necessary to execute and deliver this Agreement and purchase the Shares, and to carry out the transactions contemplated by this Agreement, and all such consents and waivers shall be in full force and effect. All corporate and other action and governmental filings necessary to effectuate the terms of this Agreement by Par, the purchase of the Shares and the other agreements and instruments executed and delivered by Par in connection herewith shall have been made or taken, except for any post-sale filing that may be required under federal or state securities laws.


                             ARTICLE 8: TERMINATION

     8(a) RIGHTS TERMINATION. Pursuant to Section 8 of the Product Development Agreement, Par has the right, in its discretion, to terminate its right to have the Corporation develop "New Products" under the Product Development Agreement. Such a termination by Par, which must be exercised not later than October 15, 2005, is referred to in the Product Development Agreement as the "RIGHTS

                             Stock Purchase and Shareholders Agreement - Page 13

              CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
                     ITH SECURITIES AND EXCHANGE COMMISSION
                         ASTERISKS DENOTE SUCH OMISSION

TERMINATION". If Par exercises that Rights Termination under the Product Development Agreement, then effective as of the date that Par exercises the Rights Termination, all of the rights and obligations of the Corporation, Par and Holding under this Agreement shall automatically, and without any further action, be terminated, without any further liability or obligation on the part of any party. Without limiting the foregoing, this means that if Par exercises that Rights Termination under the Product Development Agreement, then effective as of the date that Par exercises that Rights Termination, (a) the Corporation shall not issue and sell, and Par shall not purchase, any Series B Shares as contemplated by Article 4 above, (b) Holding shall not sell, and Par shall not purchase, any shares of any series of capital stock of the Corporation, (c) the restrictions on the Transfer or Pledge of Shares set forth in Article 10 below shall no longer be in effect, and (d) Par shall no longer have any rights under
Article 9 below.

     8(b) TERMINATION FOR BREACH. In the event of any breach of the Corporation's or Holding's representations, warranties and/or covenants under this Agreement, which breach is not cured within thirty days after written notice of such default from Par, Par's SOLE remedy shall be to exercise the "DEFAULT TERMINATION" under this Section 8(b). If Par does not exercise the Default Termination with respect to any Series B Closing, then Par will be deemed to have waived any such breach that is actually known by Par as of the date of that Series B Closing. If Par does not exercise the Default Termination with respect to the Final Closing, then Par will be deemed to have waived any such breach actually known by Par as of the date of the Final Closing. If Par does exercise the Default Termination, then the following consequences shall occur:

               (A) Par, the  Corporation  and Glatt Air  Techniques,  Inc. shall continue to develop New Products (as that term is defined in the Product Development Agreement) and manufacture CPS pellets for New Products, but only to the extent that those New Products are under development prior to the Default Termination, all in accordance with the Product Development Agreement. Notwithstanding the foregoing, Par shall not have any obligation to pay any further amounts due to the Corporation under the Product Development Agreement, except that (i) Par shall continue to pay to the Corporation all Royalties with respect to those New Products in accordance with Section 5 of the Product Development Agreement, and (ii) Par shall remain obligated to pay any amounts that have accrued under the Product Development Agreement prior to the date of the Default Termination.

               (B) The Corporation shall have the right to retain (without any offset or claim by Par) all amounts paid by Par to the Corporation prior to the Default Termination, including without limitation all amounts paid under Article 4 of this Agreement and all amounts paid under Sections 5(a) and (b) of the Product Development Agreement.

                             Stock Purchase and Shareholders Agreement - Page 14

              CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
                     ITH SECURITIES AND EXCHANGE COMMISSION
                         ASTERISKS DENOTE SUCH OMISSION

               (C) The Corporation shall not have any further obligation to develop any New Products (as that term is defined in the Product Development Agreement) or manufacture CPS pellets for any New Products, except for any New Products that are under development prior to the Default Termination. If at any time after the Default Termination Par wants the Corporation to conduct development, manufacturing or other work on additional New Products, Par and the Corporation may negotiate the terms and conditions of such new work at that time, although neither Par nor the Corporation shall have any obligation to negotiate or to enter into any agreement for such new work, and in any case the terms and conditions of the Product Development Agreement shall not apply to any such work.

               (D) Par shall transfer (assign) to the Corporation, at no cost to Par or the Corporation, all right, title and interest in all Series B Shares which are then owned by Par. If for any reason the Corporation is not legally permitted to acquire those shares, then Par shall transfer (assign) those Series B Shares to Holding at no cost to Par or Holding.

               (E) Par, the Corporation and Holding shall not have any further rights, obligations or liabilities under this Agreement, except for the rights, obligations and liabilities under this Section 8(b)(2) and Articles 13 through 16, inclusive, below. Without limiting the foregoing, none of the parties shall have any liability under this Agreement to any of the other parties as a result of the breach that was the basis for the Default Termination.


                              ARTICLE 9: MANAGEMENT

     9(a) Except as provided in Section 8(a) above, commencing on October 16, 2005, Holding and Par shall vote their respective Shares so that the Corporation shall have a board of directors consisting of three directors, two of whom shall be designated by Holding, and one of whom shall be designated by Par. Holding and Par may, at any time, either with or without cause, remove and replace the director(s) appointed by that shareholder. The identity of the director(s) appointed by each of Holding and Par is subject to the reasonable approval of the other. Initially, the two directors appointed by Holding shall be Kenneth W. Olsen and Reiner Nowak, and the director appointed by Par shall be Scott Tarriff.

     9(b) All decisions by the board of directors of the Corporation shall require the approval of a majority of all of the directors (in other words, two of the three directors), except that any decision that constitutes a "Major Decision" (as defined below) shall require the approval of all three directors.

     9(c) The term "MAJOR DECISION" means any decision relating to any of the following matters:

                             Stock Purchase and Shareholders Agreement - Page 15

              CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
                     ITH SECURITIES AND EXCHANGE COMMISSION
                         ASTERISKS DENOTE SUCH OMISSION

           (1) the Corporation entering into any new business relationship other than with Par, including without limitation the Corporation entering into any new pharmaceutical development or manufacturing contracts with any other person or entity;

           (2) any determination that the Corporation needs additional funds invested by its shareholders, either (i) as loans or (ii) as additional equity contributions (without involving the issuance of additional shares of any class of stock of the Corporation);

           (3) the formation of any subsidiaries of the Corporation;

           (4) except as provided in Section 9(e) below, the terms of any contracts or arrangements with Kenneth W. Olsen, Glatt Air Techniques, Inc., CPS Orocel LLC, Par or any of their respective Affiliates, and any amendment to, waiver of or termination of any such contracts or arrangements;

           (5) any merger or consolidation of the Corporation with any other corporation or other entity;

           (6) the dissolution of the Corporation or the sale, liquidation, lease or pledge of all or substantially all of the assets of the Corporation;

           (7) any amendment to the Corporation's Certificate of Incorporation or By-Laws, except as provided in Section 2 above;

           (8) the selection of the Corporation's independent certified public accountants; and

           (9) except as provided in Section 4 above, the issuance of any shares of any class of the Corporation's capital stock to any person or entity, or the issuance of any options, warrants or other securities that may be exercised or converted into any such shares or are entitled to any voting or consent rights with respect to the Corporation.

     9(d) In addition, between the date of this Agreement and October 16, 2005, the Corporation shall not, and Holding shall not permit the Corporation to take any of the actions described in Sections 9(c)(1), (2)(i), (3), (4),(5), (6), (7) or (9) above.

     9(e) Par and Holding hereby approve the Product Development Agreement, the Two Existing Agreements.

                             Stock Purchase and Shareholders Agreement - Page 16

              CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
                     ITH SECURITIES AND EXCHANGE COMMISSION
                         ASTERISKS DENOTE SUCH OMISSION

     9(f) The Bylaws of the Corporation may be amended to reflect the provisions set forth in this Section 9. In any event, if there is any conflict between the provisions of the Corporation's By-Laws and the provisions of this Agreement, the provisions of this Agreement shall control.

                 ARTICLE 10: RESTRICTIONS ON TRANSFER OF SHARES

     10(a) Holding shall not Transfer or Pledge any of its Shares without the prior written consent of Par. In addition, the Transfer or Pledge of any membership (ownership) interests in Holding or the issuance any new membership (ownership) interests in Holding, shall constitute a material breach of this Agreement if that Transfer or Pledge or issuance would result in ***** and ***** collectively owning either (1) less than 100% of the voting membership interests in Holding or (2) less than 90% of all membership interests (both voting and non-voting) in Holding.

     10(b) Par shall not Transfer or Pledge any of its Shares without the prior unanimous approval of the board of directors of the Corporation, which approval shall not be unreasonably withheld or delayed.

     10(c) Holding and Par hereby understand and acknowledge that the restrictions against the Transfer of Shares set forth in this Agreement are very stringent. Holding and Par agree that such restrictions are essential to the protection of each of them and that they would not have entered into this Agreement or agreed to any of the transactions contemplated by this Agreement unless those restrictions were agreed to by Holding and Par.

     10(d) Any attempted or purported Transfer or Pledge of any Shares which does not comply with the provisions of this Agreement shall be void and unenforceable, and neither the Corporation nor Holding or Par shall be required in any way to recognize that Transfer or Pledge.

     10(e) The certificates for all Shares of the Corporation which are now owned or hereafter acquired by either Holding or Par, including any replacement or additional certificates for Shares, shall have the following restrictive legend endorsed directly on those certificates:

     The sale, transfer, pledge or other disposition or hypothecation of the shares represented by this certificate are substantially restricted and may be made only in accordance with the provisions of the Stock Purchase and Shareholders Agreement among the Corporation and the shareholders of the Corporation. Any purported sale, transfer, pledge or other disposition or hypothecation of the securities represented by this certificate without complying with those restrictions shall be null and void and of no effect.

                             Stock Purchase and Shareholders Agreement - Page 17

              CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
                     ITH SECURITIES AND EXCHANGE COMMISSION
                         ASTERISKS DENOTE SUCH OMISSION

     A copy of that Stock Purchase and Shareholders Agreement is on file at the principal office of the Corporation.

           ARTICLE 11: REPRESENTATIONS OF THE CORPORATION AND HOLDING

           In connection with the issuance and sale to Par of the Series B Shares pursuant to Article 4 above and the sale of Holding's Shares to Par pursuant to Article 5 above, each of the Corporation and Holding hereby represent and warrant the following to Par:

     11(a) The Series B Shares, when they are issued and sold to Par pursuant to Article 4 above, will be duly authorized and issued to Par and, on the payment of the amounts described in Article 4 above, will be fully paid and non-assessable.

     11(b) Holding is, as of the date of this Agreement, and will be, as of the date of each Closing contemplated by Section 4(a) above, the sole owner of all of the issued and outstanding Shares except to the extent of Par's ownership of Shares, free and clear of any security interest, lien or other encumbrance, other than the restrictive legend which appears on the certificate(s) for the Shares. Those Shares have been duly issued to Holding and are fully paid and non-assessable.

     11(c)     As of the  date of  this  Agreement,  the  90,000  shares  of the
Corporation's Series A Common Stock owned by Holding constitute all of the issued and outstanding shares of all classes of capital stock of the Corporation. There are no options, warrants, rights or other agreements pertaining to, or other securities exercisable or convertible into, any shares of any class of capital stock of the Corporation.

     11(d) The Corporation is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware and has all requisite corporate power and authority for the ownership and operation of its properties and for the carrying on of its business as now conducted and as now proposed to be conducted. The Corporation is duly licensed or qualified and in good standing as a foreign corporation authorized to do business in all jurisdictions wherein the character of the property owned or leased, or the nature of the activities conducted, by it makes such licensing or qualification necessary. The officer signing this Agreement on behalf of the Corporation has been duly authorized to execute and deliver this Agreement on behalf of the Corporation.

     11(e) Holding has been duly organized and is validly existing as a limited liability company under the laws of the State of Delaware. The manager signing this Agreement on behalf of Holding has been duly authorized to execute and deliver this Agreement on behalf of Holding.

                             Stock Purchase and Shareholders Agreement - Page 18

              CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
                     ITH SECURITIES AND EXCHANGE COMMISSION
                         ASTERISKS DENOTE SUCH OMISSION

     11(f) Neither the execution or delivery of this Agreement, nor the consummation of the transactions contemplated by this Agreement, nor the compliance with or performance of the terms and conditions of this Agreement by either the Corporation or Holding is prohibited by, limited by, conflicts with or will result in the breach or violation of or a default under the terms, conditions or provisions of (1) any mortgage, security agreement, indenture, evidence of indebtedness, loan or financing agreement or other agreement or instrument to which either the Corporation or Holding is a party or by which either of their respective properties or assets may be bound, (2) to the Knowledge of the Corporation and Holding, any provision of law, any order of any court or administrative agency or any rule or regulation applicable to the Corporation or Holding or their respective businesses, properties or assets or
(3) any provision of the Certificate of Incorporation, By-laws, Operating Agreement or other organizational document of either the Corporation or Holding.

     11(g) The Corporation does not (i) own of record or beneficially, directly or indirectly, (A) any shares of capital stock or securities convertible into capital stock of any other corporation or (B) any participating interest in any partnership, joint venture or other non-corporate business enterprise, or (C) any assets comprising the business or obligations of any other corporation, partnership, joint venture or other non-corporate business enterprise or (ii) control, directly or indirectly, any other entity.

     11(h) Each of Holding and the Corporation has all necessary corporate or company power as applicable and has taken all corporate or company action, as applicable, required to duly and validly authorize the execution, delivery and performance of this Agreement and all other agreements and instruments required by this Agreement to be executed and delivered by Holding and/or the Corporation (collectively, the "TRANSACTION DOCUMENTS"). The Transaction Documents, when executed and delivered by Holding and the Corporation, are or will be legal, valid and binding obligations of the Corporation and Holding, enforceable in accordance with their respective terms against each of the Corporation and Holding, as the case may be, assuming the truth, correctness and completeness of the representations set forth in Section 12(e) below. The issuance, sale and delivery of the Shares in accordance with Article 4 of this Agreement, has been duly authorized by all necessary corporate action on the part of the Corporation, subject only to the execution and filing with the Delaware Secretary of State of the Restated Certificate of Incorporation of the Corporation in the form attached to this Agreement as Exhibit A. The Shares, when issued, sold and delivered in accordance with the terms of this Agreement, including the payment by Par of the amounts required to be paid pursuant to
Article 4 above, will be duly and validly issued, fully paid, non-assessable and are not, and will not be, subject to preemptive rights or other preferential rights held by any present or future stockholders of the Corporation, will not be, as a result of any action or inaction by the Corporation or Holding, subject to any lien, security interest or other encumbrance (other than the restrictive legend required by Section 10(e) above and restrictions imposed by any

                             Stock Purchase and Shareholders Agreement - Page 19

              CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
                     ITH SECURITIES AND EXCHANGE COMMISSION
                         ASTERISKS DENOTE SUCH OMISSION

applicable securities laws), and will not conflict with any provision of any agreement or instrument to which the Corporation is a party or by which it or its property or assets are bound.

     11(i) Except for the filing of any notice subsequent to a Closing hereunder that may be required under applicable state and/or federal securities laws (which, if required, shall be filed on a timely basis), and assuming the truth and accuracy of the representations and warranties of Par set forth in
Article 12 below, no authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or, to the Knowledge of the Corporation, foreign, in effect as of the date of this Agreement is necessary for the execution, delivery or performance by either the Corporation or Holding of the Transaction Documents, for the offer, issue, sale and delivery of the Shares or for the performance by either the Corporation or Holding of either of their respective obligations under the Transaction Documents.

     11(j) (A) As of the date of this Agreement, there is no litigation or governmental proceeding or investigation pending or, to the Corporation's or Holding's Knowledge, threatened against the Corporation or Holding, nor are there any disputes or conflicts to which either the Corporation or Holding is a party which could properly result in any such litigation, proceeding or investigation. To the Corporation's and Holding's Knowledge, there is no litigation or governmental proceeding or investigation pending or threatened against any officer, key employee or holder of more than 5% of the capital stock of the Corporation relating to such person's performance of duties for the Corporation or Holding or relating to such person's stock ownership in the Corporation or otherwise relating to the business of the Corporation. Neither the Corporation nor Holding is in default with respect to any order, writ, injunction, decree, ruling or decision of any court, commission, board or other governmental agency to which the Corporation or Holding is a party to by which it is bound. To the Corporation's or Holding's Knowledge, none of the officers, key employees or holders of more than 5% of the capital stock of the Corporation is in default with respect to any order, writ, injunction, decree, ruling or decision of any court, commission, board or other governmental agency relating to the business of the Corporation or the ownership of any shares of stock of the Corporation. The foregoing sentences include, without limiting their generality, actions pending or, to the Knowledge of the Corporation or Holding, threatened involving the prior employment of any of the Corporation's officers or employees or their use in connection with the Corporation's business of any information or techniques allegedly proprietary to any of their former employers.

               (B) As of the date of each Series B Closing and as of the date of the Final Closing, there is no litigation or governmental proceeding or investigation pending or, to the Corporation's or Holding's Knowledge, threatened against the Corporation or Holding, nor are there any disputes or conflicts to which either the Corporation or Holding is a party which could properly result in any such litigation, proceeding or investigation, in each such case to the extent that such litigation, proceeding or investigation both

                             Stock Purchase and Shareholders Agreement - Page 20

              CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
                     ITH SECURITIES AND EXCHANGE COMMISSION
                         ASTERISKS DENOTE SUCH OMISSION

(1) either (i) does not involve Nortec's Core Business or (ii) involves Nortec's Core Business and arises out of a breach of the Product Development Agreement by Nortec, and (2) would likely result in a Material Adverse Effect. As of the date of each Series B Closing and as of the date of the Final Closing, neither the Corporation or Holding is in default with respect to any order, writ, injunction, decree, ruling or decision of any court, commission, board or other governmental agency to which the Corporation or Holding is a party or by which it is bound, in each case to the extent that such default both (1) either (i) does not involve Nortec's Core Business or (ii) involves Nortec's Core Business and arises out of a breach of the Product Development Agreement by Nortec, and
(2) would likely result in a Material Adverse Effect.

     11(k) As of the date of this Agreement, except for the Corporation's employment agreement with Kenneth W. Olsen and the assistance provided to the Corporation by Glatt Air Techniques, Inc., the Corporation is not a party to or obligated in connection with its business with respect to (i) outstanding contracts with employees, agents, consultants, advisers, sales representatives, distributors, sales agents or dealers or (ii) collective bargaining agreements or contracts with any labor union or other representative of employees or any employee benefits provided for by any such agreement. As of the date of each Series B Closing and as of the date of the Final Closing, the Corporation is not a party to or obligated in connection with its business with respect to (i) outstanding contracts with employees, agents, consultants, advisers, sales representatives, distributors, sales agents or dealers or (ii) collective bargaining agreements or contracts with any labor union or other representative of employees or any employee benefits provided for by any such agreement, in each case to the extent that any such contracts or agreements do not involve Nortec's Core Business.

     11(l) As of the date of this Agreement, to the Knowledge of the Corporation, no officer or employee of the Corporation is in violation of any term of any employment contract, patent disclosure agreement, proprietary information agreement, noncompetition agreement, or any other contract or agreement or any restrictive covenant relating to the right of any such officer or employee to be employed by the Corporation because of the nature of the business conducted or to be conducted by the Corporation or relating to the use of trade secrets or proprietary information of others, and the continued employment of the Corporation's officers and key employees does not subject the Corporation or Par to any liability to third parties as a result of the existence or terms of any such contracts or agreements. As of the date of each Series B Closing and as of the date of the Final Closing, to the Knowledge of the Corporation, no officer or employee of the Corporation is in violation of any term of any employment contract, patent disclosure agreement, proprietary information agreement, noncompetition agreement, or any other contract or agreement or any restrictive covenant relating to the right of any such officer or employee to be employed by the Corporation because of the nature of the business conducted or to be conducted by the Corporation or relating to the use of trade secrets or proprietary information of others, and the continued

                             Stock Purchase and Shareholders Agreement - Page 21

              CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
                     ITH SECURITIES AND EXCHANGE COMMISSION
                         ASTERISKS DENOTE SUCH OMISSION

employment of the Corporation's officers and key employees does not subject the Corporation or Par to any liability to third parties as a result of the existence or terms of any such contracts or agreements, in each case to the extent that any such contract or agreement does not involve Nortec's Core Business.

     11(m) As of the date of this Agreement, the Corporation does not have any employees, other than Kenneth W. Olsen. As of the date of each Series B Closing and as of the date of the Final Closing, the Corporation does not have any employees in Nortec's Core Business, except for Kenneth W. Olsen and any other employees authorized by the Corporation's Board of Directors, and the Corporation does not have any employees who are engaged in employment activity other than activity that involves Nortec's Core Business.

     11(n) (A) As of the date of this Agreement, to the Knowledge of the Corporation, the Corporation is in compliance with the terms and provisions of this Agreement and of its certificate of incorporation and bylaws, and with all mortgages, indentures, leases, agreements and other instruments, if any, by which it is bound or to which it or any of its respective properties or assets are subject, except for any such non-compliance that does not have a Material Adverse Effect. As of the date of this Agreement, to the Knowledge of the Corporation, the Corporation is in compliance with all judgments, decrees, governmental orders, statutes, rules or regulations by which it is bound or to which any of its properties or assets are subject. As of the date of this Agreement, to the Knowledge of the Corporation, neither the execution and delivery of this Agreement by the Corporation nor the issuance of the Series B Shares pursuant to Article 4 above, nor the consummation by the Corporation of the transaction contemplated by this Agreement or the performance by the Corporation of any of its obligations hereunder, has constituted or resulted in or will constitute or result in a default or violation of any term or provision of any of the foregoing documents, instruments, judgments, agreements, decrees, orders, statutes, rules and regulations, except to the extent that any such default or violation does not have a Material Adverse Effect.

               (B) As of the date of each Series B Closing and as of the date of the Final Closing, to the Knowledge of the Corporation, the Corporation is in compliance with the terms and provisions of this Agreement and of its certificate of incorporation and bylaws, except for any such non-compliance that does not have a Material Adverse Effect. As of the date of each Series B Closing and as of the date of the Final Closing, to the Knowledge of the Corporation, the Corporation is in compliance with all mortgages, indentures, leases, agreements and other instruments, if any, by which it is bound or to which it or any of its respective properties or assets are subject, in each such case to the extent that any such non-compliance does not have a Material Adverse Effect. As of the date of each Series B Closing and as of the date of the Final Closing, to the Knowledge of the Corporation, the Corporation is in compliance with all judgments, decrees, governmental orders, statutes, rules or regulations by which it is bound or to which any of its properties or assets are subject, in each

                             Stock Purchase and Shareholders Agreement - Page 22

              CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
                     ITH SECURITIES AND EXCHANGE COMMISSION
                         ASTERISKS DENOTE SUCH OMISSION

such case to the extent that any such non-compliance does not have a Material Adverse Effect. As of the date of each Series B Closing and as of the date of the Final Closing, to the Knowledge of the Corporation, neither the execution and delivery of this Agreement by the Corporation or the issuance of the Series B Shares pursuant to Article 4 above, nor the consummation by the Corporation of the transaction contemplated by this Agreement or the performance by the Corporation of any of its obligations hereunder, has constituted or resulted in or will constitute or result in a default or violation of any term or provision of any of the foregoing documents, instruments, judgments, agreements, decrees, orders, statutes, rules and regulations, in each such case to the extent that any such default or violation does not have a Material Adverse Effect.

               (C) Solely for the purpose of  applying  this  Section  11(n) and
Section 11(dd) below, for the purposes of determining whether the Corporation is in compliance with, or is in breach of, the Product Development Agreement or the Two Existing Agreements, such non-compliance or breach shall be deemed to have occurred only if (1) there has been a breach of any of those Agreements by the Corporation, (2) Par has provided written notice of that breach to the Corporation, and (3) that breach has not been cured within 30 days after the Corporation's receipt of that notice, except for any such breach which by its nature cannot be cured within 30 days, in which event such non-compliance or breach shall be deemed to have occurred only if the Corporation fails promptly to commence and diligently pursue such cure. Solely for the purposes of this
Section 11(n) and Section 11(dd) below, the 30-day period referred to in the first sentence of Section 8(b) above shall not apply to any breach of this Agreement resulting from any breach of the representations or warranties set forth in this Section 11(n) or Section 11(dd) below that arises out of any non-compliance or breach by the Corporation with the Product Development Agreement or the Two Existing Agreements.

     11(o) Financial Information. The unaudited financial statements of the Corporation as of and for the period ended June 30, 2003, a copy of which are attached hereto as Schedule 11(o), present fairly the financial position of the Corporation as of the date thereof and the results of operations for the period covered thereby (subject to immaterial year-end audit adjustments) and have been prepared in accordance with generally accepted accounting principles consistently applied, except for the absence of footnotes not customarily included in such statements (the "FINANCIAL STATEMENTS"). As of the date of this Agreement, the Corporation does not have any liability, commitments or obligations contingent or otherwise, which are not reflected in the aforesaid financial statements or in the notes thereto, except to the extent that any such omission would not have a Material Adverse Effect. Since the date of the Financial Statements and up to the date of this Agreement, there has been no change in the business, assets or condition, financial or otherwise, operations or prospects of the Corporation, except to the extent that any such change does not have a Material Adverse Effect. Since the date of the Financial Statements, the Corporation has not entered into any material transaction other than in the course of Nortec's Core Business or redeemed or repurchased any of its capital stock.

                             Stock Purchase and Shareholders Agreement - Page 23

              CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
                     ITH SECURITIES AND EXCHANGE COMMISSION
                         ASTERISKS DENOTE SUCH OMISSION

     11(p) No insolvency proceeding of any character, including, without limitation, bankruptcy, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary, has been commenced by or against the Corporation or Holding or any of their assets or properties, nor, to the Knowledge of the Corporation or Holding , is any such proceeding threatened. The Corporation has not taken any action in contemplation of the institution of any such insolvency proceedings.

     11(q)     ERISA.  Since January 1, 2000, the  Corporation  has not had, and
does not have, any employees or any employee benefits plans,  other than Kenneth
W. Olsen and his salary and reasonable employee benefits.

     11(r)     Except for (1) the Patent License Agreement,  (2) this Agreement,
(3) the Product Development Agreement, (4) the Product Development Subcontract between the Corporation and Glatt Air Techniques, Inc., (5) the Corporation's employment arrangement with Kenneth W. Olsen, and (6) the Two Existing Agreements, there are no loans, leases, royalty agreements or other continuing transactions between the Corporation and (a) any officer, employee or director of the Corporation, or (b) any Person owning 5% or more of any class of capital stock of the Corporation, or (c) any member of the immediate family of such officer, employee, director or stockholder, or (d) any corporation or other entity controlled by such officer, employee, director or stockholder or a member of the immediate family of such officer, employee, director or stockholder.

     11(s) The Corporation has not assumed, guaranteed, endorsed or otherwise become directly or contingently liable on (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor or otherwise to assure the creditor against loss), any indebtedness of any other person or entity, other than as contemplated by this Agreement, the Product Development Agreement and the Two Existing Agreements.

     11(t)     The Corporation has not made any loan or advance to any person or entity, nor is it committed to make any such loan or advance.

     11(u) Securities Act of 1933. Assuming the truth and accuracy of Par's representations and warranties set forth in Article 12 below, the Corporation has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Shares. While this Agreement is in effect, neither the Corporation nor anyone acting on its behalf has or will sell, offer to sell or solicit offers to buy Shares, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any person or entity other than as contemplated by this Agreement.

                             Stock Purchase and Shareholders Agreement - Page 24

              CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
                     ITH SECURITIES AND EXCHANGE COMMISSION
                         ASTERISKS DENOTE SUCH OMISSION


     11(v) No Person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or valid claim against or upon the Corporation for any commission, fee or other compensation as a finder or broker because of any act or omission by the Corporation or any of its agents.

     11(w) As of the date of this Agreement, the Corporation has a total authorized capitalization consisting of (i) one hundred and fifty thousand (150,000) shares of Series A Common Stock, no par value per share, of which ninety thousand (90,000) shares are issued and outstanding on the date hereof, all of which are held of record and beneficially by Holding; and (ii) fifty thousand (50,000) shares of Series B Common Stock, no par value per share, none of which shares are issued and outstanding on the date hereof, without giving effect to the transactions contemplated hereby. As of the date of this Agreement, all the outstanding shares of capital stock of the Corporation have been duly authorized, and are validly issued, fully paid and non-assessable. No preemptive, conversion or other rights, options, warrants, subscriptions or purchase rights of any nature to acquire from the Corporation shares of capital stock or other securities are authorized, issued or outstanding, nor is the Corporation obligated in any other manner to issue shares of its capital stock or other securities except as contemplated by this Agreement. There are no restrictions on the transfer of shares of capital stock of the Corporation other than those imposed by relevant federal and state securities laws and as otherwise contemplated by this Agreement. Other than as contemplated by this Agreement, there are no agreements, understandings, trusts or other collaborative arrangements or understandings concerning the voting of the capital stock of the Corporation, except that Kenneth W. Olsen and Reiner Nowak are, as of the date of this Agreement, (either legally or beneficially) the sole members of Holding, and any material vote by Holding (in its capacity as a shareholder of the Corporation) in connection with the capital stock of the Corporation requires the consent of both Mr. Olsen and Mr. Nowak. The Corporation will comply with all applicable federal and state securities laws in connection with the offer and sale of the Corporation's capital stock as contemplated by this Agreement.

     11(x) No person or entity has demand or other rights to cause the Corporation to file any registration statement under the Securities Act relating to any securities of the Corporation or any right to participate in any such registration statement.

     11(y) As of the date of this Agreement, the Corporation has delivered to Par a true, correct and complete list of all insurance carried by the Corporation covering the Corporation's properties and business.

     11(z) Title to Assets; Patents.

(i) As of the date of this Agreement, the Corporation has no fixed assets, real property or leases. The Corporation has good title to all assets and

                             Stock Purchase and Shareholders Agreement - Page 25

              CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
                     ITH SECURITIES AND EXCHANGE COMMISSION
                         ASTERISKS DENOTE SUCH OMISSION

properties that are owned by the Corporation, free of any mortgages, pledges, charges, liens, security interests or other encumbrances of any kind, except where any failure of any of the foregoing would not have a Material Adverse Effect.

(ii) As of the date of this Agreement, except pursuant to the Patent License Agreement and the Corporation's ownership of United States patent number 5,084,278, the Corporation does not own any patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names and registered copyrights, and applications for such that are in the process of being prepared, owned by or registered in the name of the Corporation, or of which the Corporation is a licensor or licensee or in which the Corporation has any right. To the Corporation's Knowledge, as of the date of this Agreement there is no adverse claim, pending or threatened, that would interfere with the Corporation's right to use the rights it has under the Patent License Agreement. As of the date of this Agreement, no claim is pending or, to the Corporation's or Holding's Knowledge, threatened to the effect that any such intellectual property licensed by the Corporation, or which the Corporation otherwise has the right to use, is invalid or unenforceable by the Corporation, and the Corporation does not have any Knowledge that any such patents or intellectual property rights of the Corporation may be invalid. Except as set forth in the Patent License Agreement, as of the date of this Agreement the Corporation has no obligation to compensate any person or entity for the use of any such patents or rights and the Corporation has not granted any person or entity (except Par) any license or other rights to use in any manner any of the patents or rights of the Corporation, whether requiring the payment of royalties or not. As of the date of this Agreement, the Corporation has not entered into any agreement to indemnify any other person or entity against any charge of infringement of any patent, trademark, trade name, service mark or copyright.

     11(aa) As of the date of this Agreement the Corporation is not a party to any material contract or agreement, whether written or oral, other than: (i) the Product Development Agreement and the Two Existing Agreements with Par, (ii) the Patent License Agreement, (iii) the employment agreement with Kenneth W. Olen, and (iv) the Product Development Subcontract with Glatt Air Techniques, Inc. Prior to the Final Closing any and all obligations of the Corporation to Glatt Air Techniques, Kenneth W. Olsen and Holding shall be terminated.

     11(bb) Since its date of incorporation and through the date of this Agreement, the Corporation has not been, a "United States real property holding corporation," as defined in Section 897(c)(2) of the Internal Revenue Code of 1986 (the "Code"), and in Section 1.8972(b) of the Treasury Regulations issued thereunder. As of the date of this Agreement, the Corporation has no current plans or intentions which would cause the Corporation to become a "United States real property holding corporation," and the Corporation has filed with the IRS all statements, if any, with its United States income tax returns which are required under Section 1.8972(h) of the Treasury Regulations.

                             Stock Purchase and Shareholders Agreement - Page 26

              CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
                     ITH SECURITIES AND EXCHANGE COMMISSION
                         ASTERISKS DENOTE SUCH OMISSION


     11(cc) The Corporation has filed all tax returns, federal, state, county and local, domestic and, to the Corporation's Knowledge, foreign, required to be filed by it, and the Corporation has paid all taxes shown to be due by such returns as well as, to the Corporation's Knowledge, all other taxes, assessments and governmental charges which have become due or payable, including without limitation all taxes which the Corporation is obligated to withhold from amounts owing to employees, creditors and third parties, except where any failure to file any such tax return or pay any such tax would not have a Material Adverse Effect. The Corporation has established adequate reserves for all taxes accrued but not yet payable to the extent required by generally accepted accounting principles, except where the failure to establish such reserves would not have a Material Adverse Effect. All material tax elections of any type which the Corporation has made as of the date of this Agreement are identified in the financial statements referred to in Section 11(o) above, except where the failure to identify such an election would not have a Material Adverse Effect. The Corporation has not received any deficiency assessment with respect to or, proposed adjustment of the Corporation's federal, state, county or local taxes, domestic and foreign, and, to the Knowledge of the Corporation and of Holding, no such assessment or adjustment is threatened, except for any such assessment or adjustment that would not have a Material Adverse Effect. The Corporation has not received any notice of any tax lien (other than for current taxes not yet due and payable), whether imposed by any federal, state, county or local taxing authority, domestic or foreign, outstanding against the assets, properties or business of the Corporation and, to the Knowledge of the Corporation, no such notice is anticipated. To the Knowledge of the Corporation, any of its present or former stockholders has ever filed an election pursuant to Section 1362 of the Internal Revenue Code of 1986 (the "Code"), that the Corporation be taxed as an S corporation.

     11(dd) Subject to Section 11(n)(C) above, the Corporation has not received any notice of default under any agreement or contract now in effect to which the Corporation is a party or by which it or its property is bound and, to the Knowledge of the Corporation, neither the Corporation nor any other party to any such agreement or contract is in default under any such agreement or contract, except where any such default would not have a Material Adverse Effect. As of the date of this Agreement, the Corporation has not made any determination that it will not fully perform all its respective material obligations under each such contract or other agreement, and the Corporation and Holding do not have any Knowledge of any material breach or anticipated breach by the other party to any such contract or agreement. The Corporation is in material compliance with all of the terms and provisions of its certificate of incorporation and bylaws, except where any such non-compliance would not have a Material Adverse Effect.

EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE CORPORATION AND HOLDING ARE NOT MAKING, AND PAR IS NOT RELYING ON, ANY OTHER REPRESENTATIONS (EITHER EXPRESS

                             Stock Purchase and Shareholders Agreement - Page 27

              CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
                     ITH SECURITIES AND EXCHANGE COMMISSION
                         ASTERISKS DENOTE SUCH OMISSION

OR IMPLIED) IN CONNECTION WITH THE ISSUANCE OR SALE OF ANY SHARES OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

     12. PAR'S REPRESENTATIONS. In connection with the purchase of shares of the Corporation's stock by Par pursuant to Sections 3 and 4(a) above, Par hereby represents and warrants the following to the Corporation and Par:

     (a) Par has been duly organized and is validly existing in good standing as a corporation under the laws of the State of Delaware. The officer signing this Agreement on behalf of Par has the authority to execute and deliver this Agreement on behalf of Par.

     (b) Par has duly executed and delivered this Agreement, and this Agreement is a legal, valid and binding obligation of Par, enforceable against Par in accordance with its terms.

     (c) Neither the execution or delivery of this Agreement by Par, nor the consummation of the transactions contemplated by this Agreement, nor the compliance with or performance of the terms and conditions of this Agreement by Par is prevented by, limited by, conflicts with or will result in the breach or violation of or a default under the terms, conditions or provisions of (1) any mortgage, security agreement, indenture, evidence of indebtedness, loan or financing agreement, certificate of incorporation, by-laws or other agreement or instrument to which Par is a party or by which it is bound or (2) any provision of law, any order of any court or administrative agency or any rule or regulation applicable to Par or its business.

     (d) Par is purchasing the Shares under both Sections 3 and 4(a) above for its own account solely for investment with no intention of reselling or distributing any of the Shares. Par will not resell or distribute any of those Shares in violation of any Federal or state securities laws. Par understands that there is no public market for those Shares and that the transferability of those Shares is highly restricted. Par has not made any offer to purchase any securities other than its private offer to purchase the Shares under Sections 3 and 4 above, except for any such offer that is completely unrelated to, and is not integrated with, the transactions contemplated by this Agreement. Par has not participated in any discussions with, or reached any agreements or understandings (either written or oral) with any other party, including without limitation any broker, placement agent, co-investor, joint venturer or other group of investors, relating to the transactions contemplated by this Agreement.

     (e) Par has all necessary corporate or company power as applicable and has taken all corporate action required to duly and validly authorize the execution, delivery and performance of this Agreement and all other agreements and instruments required by this Agreement to be executed and delivered by Par (collectively, the "PAR TRANSACTION DOCUMENTS"). The Par Transaction Documents, when executed and delivered by Par, are or will be legal, valid and binding obligations of Par, enforceable in accordance with their respective terms

                             Stock Purchase and Shareholders Agreement - Page 28

              CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
                     ITH SECURITIES AND EXCHANGE COMMISSION
                         ASTERISKS DENOTE SUCH OMISSION

against Par, assuming the truth, correctness and completeness of the representations set forth in Section 11(h) above. The purchase by Par of the Shares in accordance with Article 4 of this Agreement has been duly authorized by all necessary corporate action on the part of Par.

     (f) No authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or, to the Knowledge of Par, foreign, in effect as of the date of this Agreement is necessary for the execution, delivery or performance by Par of the Par Transaction Documents, for the offer and purchase by Par of the Shares or for the performance by Par of its obligations under the Par Transaction Documents.

     (g)   As  of  the  date  of  this  Agreement,  there  is no  litigation  or governmental proceeding or investigation pending or, to Par's Knowledge, threatened against Par, nor are there any disputes or conflicts to which Par is a party which could properly result in any such litigation, proceeding or investigation, where any such litigation, proceeding or investigation could reasonably adversely affect Par's rights or ability to consummate the transactions contemplated by this Agreement. Par is not in default with respect to any order, writ, injunction, decree, ruling or decision of any court, commission, board or other governmental agency where any such default could reasonably adversely affect Par's rights or ability to consummate the transactions contemplated by this Agreement.

     (h) As of the date of this Agreement, to the actual knowledge of Par's senior officers, Par is in compliance with the terms and provisions of this Agreement and all mortgages, indentures, leases, agreements and other instruments, if any, by which it is bound or to which it or any of its respective properties or assets are subject where any such non-compliance could reasonably adversely affect Par's rights or ability to consummate the transactions contemplated by this Agreement. As of the date of this Agreement, to the actual knowledge of Par's senior officers, Par is in compliance with all judgments, decrees, governmental orders, statutes, rules or regulations by which it is bound or to which any of its properties or assets are subject, where any such non-compliance could reasonably adversely affect Par's rights or ability to consummate the transactions contemplated by this Agreement.

     (i) No insolvency proceeding of any character, including, without limitation, bankruptcy, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary, has been commenced by or against Par or any of its assets or properties, nor, to the Knowledge of Par, is any such proceeding threatened. Par has not taken any action in contemplation of the institution of any such insolvency proceedings.

     (j) No Person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or valid claim against or

                             Stock Purchase and Shareholders Agreement - Page 29

              CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
                     ITH SECURITIES AND EXCHANGE COMMISSION
                         ASTERISKS DENOTE SUCH OMISSION

upon the Corporation or Holding for any commission, fee or other compensation as a finder or broker because of any act or omission by Par or any of its agents.

     (k) As of the date of this Agreement, Par has not received any notice of default under any agreement or contract now in effect to which Par is a party or by which it or its property is bound and, to the Knowledge of Par, neither Par nor any other party to any such agreement or contract is in default under any such agreement or contract, where any such default could reasonably adversely affect Par's rights or ability to consummate the transactions contemplated by this Agreement.

     (l) Par has made an independent investigation of the Corporation and the business of the Corporation. Par has received whatever information it deems necessary in order to decide whether to enter into this Agreement and to invest in the Corporation. Par has availed itself of the opportunity to obtain any additional information it believes necessary to verify the accuracy or completeness of the information furnished to it and has determined that it desires no further information. Par has not relied on any representations or warranties from any person with respect purchasing the Corporation's shares as contemplated by this Agreement, except for the representations set forth in this Agreement.

     (m) Par understands that (1) the acquisition or offering of shares of stock in the Corporation has not been registered, considered or approved by any governmental or other entity in any jurisdiction, (2) there is no public market for any of those shares, (3) the transferability of those shares is highly restricted as provided in this Agreement, (4) there is no right to redeem any of those shares, and (5) the Corporation is not under any obligation to purchase or repurchase any of those shares at any time.

     (n) Par is purchasing the shares of stock in the Corporation pursuant to this Agreement only for investment for its own account (and not for the account of any other Person) and not with a view towards the transfer, resale or further distribution of those shares. Par shall abide by all restrictions with respect to any transfer of those shares that are contained in this Agreement and in all applicable laws. Par shall not under any circumstances make any public offering or sale of any of those shares.

     (o) Par's investment advisers have such knowledge and experience in financial and business matters that it is capable of utilizing the information made available to it, evaluating the risks of an investment in the Corporation, and making an informed investment decision.

      13. CONFIDENTIALITY; PUBLICITY. (a) The Corporation, Par and Holding shall hold in confidence, and shall cause their respective Affiliates to hold in confidence, all confidential and other proprietary information of the other

                             Stock Purchase and Shareholders Agreement - Page 30

              CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
                     ITH SECURITIES AND EXCHANGE COMMISSION
                         ASTERISKS DENOTE SUCH OMISSION

party disclosed to the receiving party and relating to this Agreement, except for information (1) which is or becomes public knowledge (through no fault of the receiving party), (2) which is made available to the receiving party by an independent third party, (3) which is already in the receiving party's possession at the time of receipt from the disclosing party (and such prior possession can be properly demonstrated), or (4) which is required by law or regulation to be disclosed (and only to the extent of such disclosure). Additionally, each party may provide such information to governmental agencies to the extent legally required by such agencies and such information shall not be further disclosable unless made public as a result of such disclosure to such agencies as required by law.

     (b) The Corporation, Par and Holding shall not publicize or disclose the existence or terms of or the termination of this Agreement, except (1) as required by law (including with respect to Par, disclosures required to comply with securities laws and regulations), or (2) if consented to in writing in advance of disclosure by an authorized representative of the other party. In addition, no party to this Agreement shall release information to the press or the public pertaining to this Agreement or its performance without first agreeing with the other parties with respect to the content of such disclosure. The Parties agree to make a mutually acceptable press release within 120 days after the execution of this Agreement.

     14. ARBITRATION. Any and all claims, disputes, controversies, and other matters arising out of or relating to this Agreement, including but not limited to the formation (including any claim as to fraud in the inducement), breach, performance, interpretation, or termination of this Agreement, shall be resolved by binding arbitration in accordance with the commercial Arbitration Rules of the American Arbitration Association which are then in effect. Three arbitrators shall conduct the arbitration in the English language in the State of New York. The arbitrators must be knowledgeable or experienced in matters involving corporate law and the pharmaceutical industry. Each party (together with its Affiliates, if any) will, within 20 days of the date on which arbitration is requested, select one arbitrator and advise the opposite party of the name of that arbitrator, and those two arbitrators will select a third arbitrator. If the two arbitrators selected by the parties are unable to agree on a third arbitrator within forty (40) days of the date on which arbitration is requested, the third arbitrator will be appointed by the American Arbitration Association. The decision of any two of the three arbitrators will be the decision of the arbitrators. The costs of arbitration, including reasonable attorney's fees, shall be borne as assessed by the Arbitrators. Notwithstanding anything to the contrary contained in this Section 14, the terms and provisions of this Section 14 shall not preclude any party from seeking, or a court of competent jurisdiction from granting, a temporary restraining order, temporary injunction or other equitable relief for any breach of any restrictive covenant or confidentiality covenant in this Agreement. The arbitrators' decision shall be reduced to writing and shall be binding on the parties. Judgment on the award(s) rendered by the arbitrators may be entered in any court having applicable jurisdiction, and execution of that award may be had in any court of competent jurisdiction or application may be made to such court for a judicial acceptance of the award and an order of enforcement. In that arbitration, all evidentiary

                             Stock Purchase and Shareholders Agreement - Page 31

              CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
                     ITH SECURITIES AND EXCHANGE COMMISSION
                         ASTERISKS DENOTE SUCH OMISSION

privileges under state and Federal law, including attorney-client and work-product privileges, shall be preserved and protected to the same extent that such privileges would be protected in a United States District Court proceeding applying the internal law of the State of New York (without reference to the law of conflicts of any jurisdiction other than New York General
Obligations Law 5-1401). Any failure of either party to abide by the arbitrators' decision shall permit the other party to terminate this Agreement in whole or in part.

     15. NOTICES. Any notice to be given to a party under or in connection with this Agreement shall be in writing and shall be delivered by confirmed facsimile Express Mail or next day FEDEX to the party at the following address set forth for such party:

      TO THE CORPORATION:

      Nortec Development Associates, Inc.
      100 Spear Road
      Ramsey, NJ  07446
      Attention:  Kenneth W. Olsen, President
      Telephone:  (201) 934-9600
      Fax:  201-327-3354

      With a copy to:

      Todd M. Brinberg, Esq.
      Nadborny & Brinberg LLP
      420 Lexington Avenue, Suite 2300
      New York, New York 10170
      Telephone: 212-922-9080
      Fax: 212-656-1660

      TO PAR:

      Par Pharmaceutical, Inc.
      300 Tice Boulevard
      Woodcliff Lake, NJ 07677
      Attention:  Dennis O'Connor, CFO
      Telephone:  (201) 802-4146
      Fax:  201-391-5364

                             Stock Purchase and Shareholders Agreement - Page 32

              CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
                     ITH SECURITIES AND EXCHANGE COMMISSION
                         ASTERISKS DENOTE SUCH OMISSION


TO HOLDING:

Nortec Holding LLC
100 Spear Road
Ramsey, NJ  07446
Attention:  Kenneth W. Olsen, President
Telephone:  (201) 934-9600
Fax:  201-327-3354

With copies to:

Mr. Reiner Novak
Glatt Air Techniques, Inc.
20 Spear Road
Ramsey, NJ  07446
Telephone:  (201) 825-8700
Fax:  201-934-6967

And:

Todd M. Brinberg, Esq.
Nadborny & Brinberg LLP
420 Lexington Avenue, Suite 2300
New York, New York 10170
Telephone: 212-922-9080
Fax: 212-656-1660

or to such other address as to which the party has given notice thereof. Such notices shall be deemed given on receipt.

     16. MISCELLANEOUS. (a) This Agreement shall not be amended or waived except by a written agreement signed by all of the Corporation, Par and Holding setting forth that specific amendment or waiver.

     (b) This Agreement and the rights and obligations under this Agreement shall be governed by and construed in accordance with the substantive laws of the State of New York, without regard to the application of any choice of law principles other than New York General Obligations Law 5-1401.

                             Stock Purchase and Shareholders Agreement - Page 33

              CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
                     ITH SECURITIES AND EXCHANGE COMMISSION
                         ASTERISKS DENOTE SUCH OMISSION


     (c) This Agreement together with the Product Development Agreement contains the entire agreement among the Corporation, Par and Holding with respect to subject matter of this Agreement and supersedes all other agreements and understandings with respect to its subject matter.

     (d) This Agreement does not constitute a partnership or joint venture between Par and Holding and it merely sets forth certain arrangements between them (1) in their capacities as shareholders of the Corporation with respect to the management of the Corporation and (2) with respect to the transfer or other disposition of their respective Shares.

     (e) The invalidity or unenforceability of any portion of this Agreement shall not affect any of the remaining portions of this Agreement.

     (f) This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same Agreement.

           [* * * BALANCE OF THIS PAGE INTENTIONALLY LEFT BLANK * * *]

                             Stock Purchase and Shareholders Agreement - Page 34

              CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
                     ITH SECURITIES AND EXCHANGE COMMISSION
                         ASTERISKS DENOTE SUCH OMISSION


     IN WITNESS WHEREOF, the Corporation, Par and Holding have executed and delivered this Agreement on the date first written above.



PAR PHARMACEUTICAL, INC.                    NORTEC DEVELOPMENT
                                             ASSOCIATES, INC.


By:/s/ Scott Tarriff                        /s/ Ken Olsen
-----------------------------               -----------------------------
   Name:  Scott Tarriff                     Name:   Ken Olsen
   Title: President and CEI                 Title:  President


NORTEC HOLDING LLC



By:/s/ Ken Olsen
-----------------------------
   Name:   Ken Olsen
   Title:  President


                AGREEMENT BY CPS OROCEL LLC AND KENNETH W. OLSEN


     CPS Orocel LLC and Kenneth W. Olsen hereby agree to the provisions of Sections 6 and 9(a) above.

CPS OROCEL LLC


By:/s/ Reiner Nowak                         /s/ Kenneth W. Olsen
-----------------------------               -----------------------------
   Name:  Reiner Nowak                      Kenneth W. Olsen
   Title: President


Attachments
-----------

Exhibit A - Restated Certificate of Incorporation
Schedule 11(o) - Current Unaudited Financial Statements

                             Stock Purchase and Shareholders Agreement - Page 35

              CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
                     ITH SECURITIES AND EXCHANGE COMMISSION
                         ASTERISKS DENOTE SUCH OMISSION